Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference of our report dated February 19, 2009, relating to our audit of the consolidated financial statements of Staubach Holdings, Inc. as of and for the year ended June 30, 2008 included in this Current Report on Form 8-K of Jones Lang LaSalle Incorporated filed on June 9, 2009, into Jones Lang LaSalle Incorporated’s previously filed Registration Statement on Forms S-8 (Nos. 333-110366, 333-117024, 333-42193, 333-133887, 333-69810, 333-50720 and 333-73860) and Forms S-3 (Nos. 333-70969 and 333-153029).

/s/ McGladrey & Pullen, LLP

Dallas, Texas

June 9, 2009